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                                   EXHIBIT 12.1

  Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends
                              (Dollars in millions)


The Company's consolidated ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated are set forth below:


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                                                                                            Quarter Ended
                                                                  ----------------------------------------------------------------
                                                                    Sept. 30,      June 30,    March 31,  December 31,    Sept. 30,
                                                                      1998          1998         1998        1997           1997
                                                                  -------------    --------    ---------  ------------    --------


Income before income taxes                                          $  70.4        $  63.8      $  54.2     $  58.9        $  57.9

Combined fixed charges and preferred stock dividends:
    Interest expense on deposits                                      116.8          116.0        116.0       119.5          119.2

    Interest expense on long-term debt                                  3.5            3.5          3.4         3.4            2.9

    Interest expense on guaranteed preferred  beneficial
       interest in Company's junior subordinated debentures             4.6            4.5          4.6         4.8            4.6

    Appropriate portion (1/3) of rent expense                           1.1            1.1          1.0         0.2            1.1

    Preferred stock dividend requirements                                --             --           --         0.1            0.1
                                                                    -------        -------      -------     -------        -------
              Total combined fixed charges and
                 preferred stock dividends                          $ 126.0        $ 125.1      $ 125.0     $ 128.0        $ 127.9
                                                                    -------        -------      -------     -------        -------
                                                                    -------        -------      -------     -------        -------
              Total combined fixed charges and
                 preferred stock dividends (excluding interest
                 expense on deposits)                               $  9.2         $   9.1      $   9.0     $   8.5        $   8.7
                                                                    -------        -------      -------     -------        -------
                                                                    -------        -------      -------     -------        -------

Earnings before income taxes and combined fixed
   charges and preferred stock dividends                            $ 196.4        $ 188.9      $ 179.2     $ 186.9        $ 185.8
                                                                    -------        -------      -------     -------        -------
                                                                    -------        -------      -------     -------        -------

Ratio of earnings to combined fixed charges and
   preferred stock dividends (including interest expense
   on deposits)                                                       1.56x          1.51x        1.43x       1.46x          1.45x
                                                                    -------        -------      -------     -------        -------
                                                                    -------        -------      -------     -------        -------

Ratio of earnings to combined fixed charges and
   preferred stock dividends (excluding interest expense
   on deposits)                                                       8.65x          8.01x        7.02x       7.90x          7.59x
                                                                    -------        -------      -------     -------        -------
                                                                    -------        -------      -------     -------        -------
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                                                                      Nine Months Ended
                                                                   ------------------------
                                                                   Sept. 30,      Sept. 30,
                                                                      1998          1997
                                                                   ----------     ---------
Income before income taxes                                          $ 188.4        $ 183.1

Combined fixed charges and preferred stock dividends:
    Interest expense on deposits                                      348.8          353.2

    Interest expense on long-term debt                                 10.4            2.9

    Interest expense on guaranteed preferred  beneficial
       interest in Company's junior subordinated debentures            13.7            6.0

    Appropriate portion (1/3) of rent expense                           3.2            3.3

    Preferred stock dividend requirements                                --            0.3

              Total combined fixed charges and                      -------        -------
                 preferred stock dividends                          $ 376.1        $ 365.7
                                                                    -------        -------
                                                                    -------        -------

              Total combined fixed charges and
                 preferred stock dividends (excluding interest
                 expense on deposits)                               $  27.3        $  12.5
                                                                    -------        -------
                                                                    -------        -------

Earnings before income taxes and combined fixed
   charges and preferred stock dividends                            $ 564.5        $ 548.8
                                                                    -------        -------
                                                                    -------        -------

Ratio of earnings to combined fixed charges and
   preferred stock dividends (including interest expense
   on deposits)                                                        1.50x         1.50x
                                                                     -------        -------
                                                                     -------        -------

Ratio of earnings to combined fixed charges and
   preferred stock dividends (excluding interest expense
   on deposits)                                                        7.90x        15.46x
                                                                    --------       -------
                                                                    --------       -------
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